PositiveID’s Chairman and CEO Addresses Stockholders

DELRAY BEACH, FL, April 26, 2018 — PositiveID Corporation (“PositiveID” or “Company”) (OTC: PSIDD), a life sciences company focused on detection and diagnostics, announced today that its Chairman and CEO, William J. Caragol, has issued a letter to stockholders:

Dear Fellow Stockholders,

This letter is intended to explain our recent reverse stock split and discuss the value of this important move. While we had hoped to effect the reverse split simultaneous with a broader recapitalization of the Company we needed to take this action now in order to continue to advance our development and commercialization initiatives.

I understand the reverse split may be viewed negatively, but I strongly believe the assets we own have far greater value than our capital structure is allowing and by continuing to push ahead we will be able to realize that value in the form of new strategic partners, long-term capital, commercial, and government business for our diverse set of disruptive assets in on-site pathogen detection, advanced clinical thermometry, and mobile labs.

In prior communications and filings, we have discussed our strategy to unlock our asset value through strategic partnering and we want to update stockholders on that progress. Note that the progress update below is preliminary, and something we would not normally discuss. In light of the reverse split, however, we thought it was important to provide this information to our stockholders.

Here is the status of our progress and goals for the remainder of 2018:

FireflyDX

We are currently working with several potential partners to fund the remaining testing and development of our portable pathogen detection products, the FireflyDX-Portable and FireflyDX-Handheld. We have two potential transactions in negotiation phases.

The first is a substantial exclusive license with a North American partner for a vertical market in the broader agricultural testing space, which is expected to reach $7 billion by 2024 due primarily to pathogen testing and contamination testing. In the second case, we have signed an MOU and are in advanced discussions with an international entity for a potential strategic collaboration and direct investment into our ExcitePCR subsidiary to bring the FireflyDX product line to a major international market.

Under either scenario, we expect to be able to raise the necessary capital to bring the FireflyDX-Portable to commercialization. Once that occurs, we believe we will have crossed the most critical hurdle in achieving long-term success for ExcitePCR, as we anticipate the demand that will be created by the FireflyDX-Portable will lead to the full funding and commercialization of the FireflyDX-Handheld. Importantly, these strategic transactions would lead to significant investment/license into ExcitePCR, not the sale of ExcitePCR. PositiveID and its shareholders would own a large percentage of a capitalized ExcitePCR.

We specialize in mobile clinical innovation and we are pleased with the direction of these discussions and qualifications of the potential partners. We also have great confidence in the disruptive potential of our patented pathogen detection technology in many fields including infectious disease detection, human clinical, food safety, hospital and biological warfare.

We look forward to keeping shareholders updated as we advance these initiatives.

Caregiver

We recently announced a large order by a global healthcare company for our new infrared Caregiver® thermometer with Bluetooth. We expect in the next couple months to announce a strategic agreement with a global medical technology company for enhanced patient monitoring.

The 500-unit order referenced above, which is expected to be the first of many pending the successful launch of our customer’s new product line, should help propel the growth and market adoption of our Caregiver product.

Sales of the original Caregiver thermometer also continue to grow. Industry awareness of its unique features and advantages is growing as a result of successful marketing campaigns and we are confident that as more clinical professionals become accustomed to the ease-of-use benefits of non-contact thermometry, demand will grow, and sales will expand as the global temperature monitoring market is forecast to surpass $3 billion by 2022. We receive very positive feedback from those who try Caregiver and have multiple evaluations underway at hospitals throughout the country.

E-N-G Mobile Systems

We continue to hold a significant equity interest in E-N-G Mobile Systems (“ENG”), owning 24% of its capital stock. Though we will no longer consolidate the financial results of this business, we will still benefit from its growth and success.

Last month, we announced that ENG received a purchase order for a highly complex vehicle totaling approximately $1 million. ENG has built a name for itself in the mobile lab and specialty vehicle business and works with extremely high-profile customers, including Fortune 100 companies.

Looking Ahead

It is our intention, upon the success of closing one or both strategic deals for FireflyDX discussed above, to restructure our convertible debt and replace such debt with long-term equity. This would then allow us to seek to acquire additional complementary intellectual property or products to continue to grow and diversify PositiveID. However, for now we are extremely focused on our immediate goals. I know for investors it has been a long and bumpy ride, and I assure you we will continue our mission to maximize the value of our assets. I thank you for your continued support.

Yours truly,

William J. Caragol

About PositiveID Corporation

PositiveID Corporation is a life sciences tools and diagnostics company with an extensive patent portfolio. PositiveID develops biological detection and diagnostics systems, specializing in the development of microfluidic systems for the automated preparation of and performance of biological assays. PositiveID is also a leader in the mobile technology vehicle market, with a focus on the laboratory market and homeland security. For more information on PositiveID, please visit http://www.psidcorp.com, or connect with PositiveID on Twitter, Facebook or LinkedIn.

Statements about PositiveID’s future expectations, including the likelihood that the Company will continue to advance its development and commercialization initiatives; the likelihood that by continuing to push ahead the Company will be able to realize the value of its assets in the form of new strategic partners, long-term capital, commercial, and government business; the likelihood that the agricultural testing space is expected to reach $7 billion by 2024 due primarily to pathogen testing and contamination testing; the likelihood that under either potential transaction for FireflyDX, the Company expects to be able to raise the necessary capital to bring the FireflyDX-Portable to commercialization; the likelihood that once that occurs, the Company will have crossed the most critical hurdle in achieving long-term success for ExcitePCR; the likelihood that the demand that will be created by the FireflyDX-Portable will lead to the full funding and commercialization of the FireflyDX-Handheld; the likelihood that these strategic transactions would lead to significant investment/license into ExcitePCR, not the sale of ExcitePCR; the likelihood that PositiveID and its shareholders would own a large percentage of a capitalized ExcitePCR; the likelihood that the Company’s patented pathogen detection technology has disruptive potential in many fields including infectious disease detection, human clinical, food safety, hospital and biological warfare; the likelihood that the Company will keep shareholders updated as it advances these initiatives; the likliehood that in the next couple months the Company will announce a strategic agreement with a global medical technology company for enhanced patient monitoring; the likelihood that the 500-unit order for Caregiver with Bluetooth, which is expected to be the first of many pending the successful launch of our customer’s new product line, should help propel the growth and market adoption of our Caregiver product; the likelihood that as more clinical professionals become accustomed to the ease-of-use benefits of non-contact thermometry, demand will grow, and sales will expand; the likelihood that the global temperature monitoring market is forecast to surpass $3 billion by 2022; the likelihood that the Company will still benefit from ENG’s growth and success; the likelihood that it is the Company’s intention, upon the success of closing one or both strategic deals for FireflyDX discussed above, to restructure its convertible debt and replace such debt with long-term equity; the likelihood that this restructuring would then allow the Company to seek to acquire additional complementary intellectual property or products to continue to grow and diversify PositiveID; the likelihood that the Company will continue its mission to maximize the value of its assets; constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID’s actual results could differ materially from expected results. These risks and uncertainties include, without limitation, the Company’s ability to raise capital; the Company’s ability to fight litigation; the Company’s ability to fund the testing and development of the FireflyDX product line; the Company’s ability to enter into a strategic partnership or partnerships for FireflyDX; the Company’s ability to sell units of its Caregiver thermometer and Caregiver thermometer with Bluetooth. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on April 2, 2018, and 10-Qs filed on November 13, 2017, August 14, 2017, and May 15, 2017, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

PositiveID Corporation

Allison Tomek

(561) 805-8044

atomek@psidcorp.com